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                                                            EXHIBIT 3.2




                            AMENDED AND RESTATED

                                   BY-LAWS

                                     OF

                      NAVISTAR INTERNATIONAL CORPORATION


                             --------------------


                          Incorporated Under the Laws

                           of the State of Delaware








                        (Effective October 18, 1994)








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                            AMENDED AND RESTATED

                                   BY-LAWS

                                     OF

                      NAVISTAR INTERNATIONAL CORPORATION

- -------------------------------------------------------------------------


                                 ARTICLE I.
                                 ---------

                          Meetings of Stockholders
                          ------------------------

         Section 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held in the first three (3) months of each calendar year.

         Section 2. Special Meetings. A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board and Chief Executive Officer or the Board of Directors.

         Section 3. Time and Place of Meetings. All meetings of the stockholders shall be held at such times and places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section 4. Notice of Meetings. Except as otherwise expressly required by law or by the Certificate of Incorporation of Navistar International Corporation ("Corporation"), notice of each meeting of the stockholders shall be given, at least fifteen (15) days in the case of an annual meeting, and ten (10) days in the case of a special meeting, before the day on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting by mailing such notice in a postage prepaid envelope addressed to the stockholder at the stockholder's last post office address appearing on the stock records of the Corporation. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. At special meetings of stockholders no business other than that specified in the notice of the meeting or germane thereto shall be transacted at such meeting. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given.

         Section 5. Quorum. At each meeting of the stockholders, except as otherwise expressly required by law, stockholders holding one-third (1/3) of the shares of stock of the Corporation, issued and outstanding, and entitled to be voted thereat, shall be present in person or by proxy to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat,or in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present or represented. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.
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         Section 6.  Organization.  At each meeting of the stockholders, one of the following shall chair the meeting and preside thereat, in the following order of precedence:

         (a)   the Chairman of the Board and Chief Executive Officer;

         (b)   the President and Chief Operating Officer;

         (c) an Executive Officer in order of rank of office and by seniority within the same rank; or

         (d) a stockholder of record of the Corporation who shall be chosen to chair such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

The Secretary, or, if he or she shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chair of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

         Section 7. Order of Business. The order of business at each meeting of the stockholders shall be determined by the chair of such meeting, but such order of business at any meeting at which a quorum is present may be changed by the vote of a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

         Section 8. Notice of Stockholder Nomination and Stockholder Business. At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Other matters to be properly brought before the meeting must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, including matters covered by rule 14a-8 of the United States Securities and Exchange Commission; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before the meeting by a stockholder.

         A notice of the intent of a stockholder to make a nomination or to bring any other matter before the meeting shall be made in writing and received by the Secretary of the Corporation not more than 180 days and not less than 120 days in advance of the annual meeting or, in the event of a special meeting of stockholders, such notice shall be received by the Secretary of the Corporation not later than the earlier of (i) the close of the fifteenth day following the day on which notice of the meeting is first mailed to stockholders, or (ii) the close of the day next preceding the meeting.
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         Every such notice by a stockholder shall set forth:

         (a) the name and residence address of the stockholder of the Corporation who intends to make a nomination or bring up any other matter;

         (b) a representation that the stockholder is a holder of the Corporation's voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;

         (c) with respect to notice of an intent to make a nomination, a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

         (d) with respect to notice of an intent to make a nomination, such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors of the Corporation; and

         (e) with respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the stockholder in the matter.

         Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as director of the Corporation if so elected.

         At the meeting of stockholders, the chair shall declare out of order and disregard any nomination or other matter not presented in accordance with this section.

         Section 9. Voting. Each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by the stockholder and registered in the stockholder's name on the books of the Corporation on the date fixed or determined pursuant to the provisions of Section 5 of Article VI of these By-laws as the record date for the determination of stockholders who shall be entitled to receive notice of and to vote at such meeting.

         Shares of its own stock belonging to the Corporation shall not be voted directly or indirectly. Any vote on stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto in person or by the stockholder's proxy appointed by an instrument in writing delivered to the Secretary or an Assistant Secretary of the Corporation or to the secretary of the meeting. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless the stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At all meetings of the stockholders all matters, except as otherwise provided in these By-laws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Except in the case of votes for the election of directors, the vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chair of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by the stockholder's proxy, if there be such proxy.
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         <PAGE 5>

         Section 10. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to said meeting either at a place within the city where said meeting is to be held and which place shall be specified in the notice of said meeting, or, if not so specified, at the place where said meeting is to be held, and such list shall be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or such list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 11. Inspectors or Judges. The Board of Directors, in advance of any meeting of stockholders, may appoint one or more inspectors or judges to act at such meeting or any adjournment thereof. If the inspectors or judges shall not be so appointed, or if any of them shall fail to appear or act, the chair of such meeting shall appoint the inspectors or judges, or such replacement or replacements therefor, as the case may be. Such inspectors or judges, before entering on the discharge of their duties, shall take and sign an oath or affirmation faithfully to execute the duties of inspectors or judges at meetings for which they are appointed. At such meeting, the inspectors or judges shall receive and take in charge the proxies and ballots and decide all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes. An inspector or judge need not be a stockholder of the Corporation, and any officer of the Corporation may be an inspector or judge on any question other than a vote for or against his or her election to any position with the Corporation.


                                 ARTICLE II.
                                 -----------

                             Board of Directors
                             ------------------

         Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors.

         Section 2. Number and Time of Holding office. Subject to the requirements of the laws of the State of Delaware, the Board may from time to time by the vote of the majority of the whole Board determine the number of directors. Until the Board shall otherwise so determine, the number of directors shall be fifteen (15). Each of the directors of the Corporation shall hold office until the expiration of his or her term and until his or her successor shall be elected. Directors need not be stockholders.
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         <PAGE 6>

         Section 3. Election of Directors. Except as otherwise provided in the Certificate of Incorporation of the Corporation, at each meeting of the stockholders for the election of directors, at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors. Such election shall be by ballot; provided, however, a nomination shall be accepted and votes cast for a nominee shall be counted by the inspectors or judges of the election, only if the Secretary of the Corporation has received at least 24 hours prior to the meeting a statement over the signature of the nominee that he or she consents to being a nominee and, if elected, intends to serve as a director.

         Section 4. Organization and Order of Business. At each meeting of the Board, one of the following shall chair the meeting and preside thereat, in the following order of precedence:

         (a)  the Chairman of the Board and Chief Executive Officer;

         (b) any director chosen by a majority of the directors present thereat.

The Secretary, or in case of his or her absence, the person whom the chair of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The order of business at each meeting of the Board of Directors shall be determined by the chair of such meeting.

         Section 5. Resignations. Any director may resign at any time by giving written notice of his or her resignation to the Chairman of the Board and Chief Executive Officer, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

         Section 6. Vacancies, etc. Except as otherwise provided in the Certificate of Incorporation of the Corporation, in case of any vacancy on the Board, or in case of any newly created directorship, a director to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled may be elected by the holders of shares of stock of the Corporation entitled to vote in respect thereof at an annual or special meeting of said holders or by a majority of the directors of the Corporation then in office though less than a quorum.

         Section 7. Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof; provided, that all meetings, regular or special, shall be held at the chief executive office of the Corporation in Chicago, Illinois, unless otherwise ordered or approved by a majority of the whole Board.
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         Section 8.  First Meeting.  As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization, the election of officers and the transaction of other business. Such meeting shall be held at the time and place theretofore fixed by the Board for the next regular meeting of the Board and no notice thereof need be given; provided, however, that the Board may determine that such meeting shall be held at a different place and time but notice thereof shall be given in the manner hereinafter provided for special meetings of the Board.

         Section 9. Regular Meetings. Regular meetings of the Board shall be held at such times as the Board shall from time to time determine. Notices of regular meetings need not be given. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be postponed until the same hour on the same day of the next succeeding week in which such day shall not be a legal holiday at such place, or at such other time and place as the Board shall determine in which event notice thereof shall be given.

         Section 10. Special Meetings; Notice. Special meetings of the Board shall be held whenever called by the Chairman of the Board and Chief Executive Officer or one-third (1/3) of the directors at the time in office. The Secretary shall give notice to each director as hereinafter in this Section provided of each such special meeting, in which shall be stated the time and place of such meeting. Notice of each such meeting shall be mailed to each director, addressed to the director at his or her residence or usual place of business, at least two (2) days before the day on which such meeting is to be held; or shall be sent addressed to him or her at such place by telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice of any meeting of the Board need not, however, be given to any director, if waived by him or her in writing or by telegraph, cable, wireless or other form of recorded communication, before, during or after such meeting, or if he or she shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all the directors of the Corporation then in office shall be present thereat.

         Dividends may be declared upon the stock of the Corporation at any special meeting of the Board of Directors; provided, that the notice of said special meeting states specifically the fact that dividend action is to be considered. Any and all other business may be transacted at a special meeting unless notice of the meeting specifically states that action will be taken only upon the matters listed in the notice.

         Section 11. Quorum and Manner of Acting. Except as otherwise provided in these By-laws or by law, a majority of directors at the time in office shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and the affirmative vote of at least a majority of the directors present at any such meeting, at which a quorum is present, shall be necessary for the passage of any resolution or act of the Board. In the absence of a quorum from any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. The directors shall act only as a board and the individual directors shall have no power as such.
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         Section 12.  Action by Consent.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

         Section 13. Committees. The Board of Directors may appoint standing committees of its members. Such committees shall be composed of such number of Directors and shall have such powers as are conferred by the By-laws or determined by the Board of Directors. The members of all standing committees shall be appointed annually at the first meeting of the Board of Directors after the annual meeting of the stockholders and shall continue as members until their successors are appointed, subject to the power of the Board to remove any member of a committee at any time and to appoint a successor.

         A majority of the members of each standing committee shall constitute a quorum. The chair of each standing committee shall preside at the committee's meetings. If the chair is absent, then the meeting shall be chaired by the Committee member present at the meeting who has been a director for the longest period of time.

         Each committee chair shall report regularly to the Board as to the committee's reviews, actions and recommendations.

         Section 14. Meeting by Communication Equipment. Members of the Board of Directors or any committee appointed by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.


                             ARTICLE III.
                             ------------

                         Executive Committee
                         -------------------

         Section 1. Number, Appointment, Term of Office. There shall be an Executive Committee consisting of not less than three (3) and not more than eight (8) regular members appointed from and by the Board of Directors. A majority of the members of the Executive Committee shall be Independent Directors, as defined by the Board. In addition to the regular members, the Chairman of the Board and Chief Executive Officer shall be a member ex officio. The regular members of the Committee shall be appointed by the affirmative vote of a majority of the whole Board and shall hold office until the first meeting of the Board after the next annual meeting of the stockholders until their successors are appointed. The Board shall also designate two (2) of its members as first and second alternates to serve as members of the Executive Committee in the absence of a regular member or members. A vacancy in a regular or alternate membership may be filled by the Board at any time.
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         Any appointed regular or alternate member of the Executive
Committee shall be subject to removal at any time by the affirmative vote of a majority of the whole Board.

         Section 2. Functions and Powers. The Executive Committee shall represent the Board of Directors between meetings for the purpose of consulting with the officers and giving special consideration to matters of importance affecting the policies, financing, management and operations of the business, and taking action thereon or making recommendations to the Board. The Board of Directors reserves to itself alone the power to elect and remove officers, to determine the number of directors, to fill any vacancies on the Board of Directors, to declare dividends, issue stock, recommend to shareholders any action requiring their approval, change the membership of any committee at any time, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and may exercise all other powers of the Board of Directors during the intervals between meetings of the Board of Directors.

         Section 3. Meetings. The Executive Committee shall meet as often as may be deemed necessary and expedient. Meetings may be called by standing resolution of the Committee, or at the request of the Chairman of the Board and Chief Executive Officer or of any two (2) members of the Committee. The Secretary shall notify each member of the Committee of each meeting, giving at least two (2) days' notice by mail or one (1) day's notice by telegraph or telephone, but such notice may be waived by any member. The purposes of a meeting need not be specified in the notice or waiver of notice of any meeting. Whenever it appears that a regular member will be unable to attend a meeting, the Secretary shall endeavor to obtain the attendance of an alternate member.

         At each meeting of the Board of Directors the Committee shall make a report to the Board of all action taken since its last report. Such reports may be made orally or in writing and only such matters need be recorded in the minutes of the Executive Committee as the Committee deems proper or the Board of Directors may require.

         Section 4. Organization. A majority of the Executive Committee shall constitute a quorum. The Chairman of the Board and Chief Executive Officer shall preside at meetings of the Executive Committee. If the Chairman of the Board and Chief Executive Officer is absent, the Committee shall appoint a temporary Chairman from among the members present. In other respects the Committee shall fix its own rules of procedures.


                            ARTICLE IV.
                            -----------

                             Officers
                             --------

         Section 1. Election, Appointment, Term of Office. The Executive Officers of the Corporation shall consist of a Chairman of the Board and Chief Executive Officer, a President and Chief Operating Officer and such number of other Executive Officers as the Board of Directors may determine from time to time. There shall also be a General Counsel, a Treasurer, a Controller and a Secretary, any of whom may also be an Executive Officer.
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         The Board of Directors may also appoint such other officers and agents as it may deem necessary, who shall have such authority and perform such duties as may be prescribed by the Board.

         All Executive Officers and other officers of the Corporation shall be regularly elected or appointed by the majority vote of the whole Board of Directors at its first meeting after the annual meeting of the stockholders and shall hold office until the first meeting of the Board after the next annual meeting of the stockholders, and until their successors are elected or appointed.

         If additional officers are elected or appointed during the year, they shall hold office until the next annual meeting of the Board of Directors at which officers are regularly elected or appointed and until their successors are elected or appointed.

         A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

         All officers and agents elected or appointed by the Board of Directors shall be subject to removal at any time by the Board of Directors.

         Section 2. Chairman of the Board and Chief Executive Officer. The Chairman of the Board and Chief Executive Officer shall be the chief executive officer of the Corporation, and shall have the powers and perform the duties incident to that position. Subject to the Board of Directors, he or she shall be in general and active charge of the entire business and all the affairs of the Corporation, and shall be its chief policy-making officer. He or she shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in the By-laws.

         Section 3. President and Chief Operating Officer. Under the direction of the Chairman of the Board and Chief Executive Officer and subject to the Board of Directors, the President and Chief Operating Officer shall have general charge of the business operations. He shall have such other powers and perform such other duties as may be prescribed by the Chairman of the Board and Chief Executive Officer, or the Board of Directors or as may be provided in the By-laws.

         Section 4. Executive Officers. Each Executive Officer shall have such powers, duties and titles as shall be prescribed by the Board of Directors at the time of his or her election and such other powers and duties as may be assigned to him or her from time to time by the Chairman of the Board and the Chief Executive Officer, the President and Chief Operating Officer, or the Board of Directors.

         Section 5. General Counsel. The General Counsel shall have charge of all matters of legal import concerning the Corporation and of the department relating to such matters. He or she shall have such other powers and duties as may be assigned to him or her by the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, or the Board of Directors.
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         <PAGE 11>

         Section 6. Treasurer. The Treasurer shall be responsible for safeguarding the cash and securities of the Corporation and the formulation of the investment and financial policies of the Corporation. He or she shall have such other powers and duties as may be assigned to him or her by the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, or the Board of Directors.

         Section 7. Controller. The Controller shall be in charge of the accounts of the Corporation and the maintenance of adequate accounting procedure and records of the Corporation. He or she shall have such other powers and duties as may be assigned to him or her by the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, or the Board of Directors.

         Section 8. Secretary. The Secretary shall keep the records of all meetings of the stockholders and of the Board of Directors and of its committees. He or she shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same have been signed on behalf of the Corporation by a duly authorized officer. He or she shall perform such other duties as may be assigned to him or her from time to time by the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, or the Board of Directors.


                            ARTICLE V.
                            ----------

          Contracts, Checks, Drafts, Bank Accounts, Etc.
          ----------------------------------------------

         Section 1. Execution of Documents by Officers. All of the Executive Officers of the Corporation elected as provided in Section 1 of
Article IV of the By-laws, shall have power to execute and deliver any deeds, contracts, mortgages, bonds, debentures and other documents for and in the name of the Corporation.

         All appointed officers shall have such powers with respect to execution and delivery of deeds, contracts, mortgages, bonds, debentures and other documents as may be assigned to them by the Board of Directors.

         Section 2.  Deposits.  All funds of the Corporation not
otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, or the Treasurer shall direct in such banks, trust companies or other depositories as the Board of Directors may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect shall have been delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.
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         <PAGE 12>

         Section 3. Proxies in Respect of Stock or Other Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board, each of the Executive officers of the Corporation elected as provided in Section 1 of Article IV of the By-laws may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other instruments as such Executive Officer may deem necessary or proper in order that the Corporation may exercise its said powers and rights.


                            ARTICLE VI.
                            -----------

                    Shares and Their Transfers
                    --------------------------

                        Examination of Books
                        --------------------

         Section 1. Certificates for Stock. Every holder of stock of the Corporation shall be entitled to have a certificate or certificates, in such form as the Board shall prescribe, certifying the number of shares of stock of the Corporation owned by the stockholder. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the person who was at the time of signing the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, or an Executive Officer and by the person who was at the time of the Treasurer or an Assistant Treasurer and its seal may be affixed thereto; provided, however, that the signature of such Executive Officer of the Corporation and of such Treasurer or Assistant Treasurer and the seal of the Corporation may be facsimile. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by certificates for stock of the Corporation, the number of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and a new certificate or certificates shall not be issued in exchange for any existing certificate until such existing certificate shall have been so canceled except in cases provided for in Section 4 of this Article VI.

         <PAGE 13>

         Section 2. Transfers of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer clerk or a transfer agent appointed as in Section 3 of this Article VI provided, and upon surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

         Section 3. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board may appoint or authorize any officer or officers to appoint one or more transfer clerks, any of whom may be employees of the Corporation, or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them; provided, however, that the signature of any transfer clerk, transfer agent, or registrar may be facsimile. In case any transfer clerk, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such transfer clerk, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such transfer clerk, transfer agent, or registrar at the date of issue.

         Section 4. Lost, Destroyed and Mutilated Certificates. The owner of any stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board may, in its discretion, require the owner of the lost or destroyed certificate, or his or her legal representatives, to give the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board shall in its uncontrolled discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate.

         Section 5. Record Date. To determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty
(60) days prior to any other action. If no record date is fixed by the Board of Directors:

         (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given.

         (b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         <PAGE 14>

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors shall fix a new record date for the adjourned meeting.

         Section 6. Examination of Books by Stockholders. The Board may determine, from time to time, whether and to what extent, at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware or as authorized by resolution adopted by the Board or by the stockholders of the Corporation entitled to vote in respect thereof.


                            ARTICLE VII.
                            ------------

                            Offices, Etc.
                            -------------

         Section 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof shall be The Corporation Trust Company.

         Section 2. Other Offices. The Corporation also may have an office or offices other than said principal office at such place or places, either within or without the State of Delaware, as provided in these By-laws or as the Board may from time to time appoint or as the business of the Corporation may require.

         Section 3. Books and Records. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, the Corporation may keep the books and records of the Corporation in such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or the business of the Corporation may require; provided, however, the principal accounting books and records of the Corporation, including the records of meetings of the Board of Directors, shall be kept at the chief executive office of the Corporation in Chicago, Illinois, unless otherwise determined by resolution of the Board of Directors.

         <PAGE 15>
                            ARTICLE VIII.
                            -------------

                              Dividends
                              ---------

         Subject to the provisions of law, of the Certificate of Incorporation of the Corporation and of these By-laws, the Board may declare and pay dividends upon the shares of the stock of the Corporation either (a) out of its net assets in excess of its capital as computed in accordance with the provisions of the laws of the State of Delaware or (b) in case there shall be no such excess, out of its net profits for the fiscal year then current and/or the preceding fiscal year, whenever and in such amounts as, in the opinion of the Board, the condition of the affairs of the Corporation shall render it advisable. Dividends upon the shares of stock of the Corporation may be declared at any regular meeting of the Board of Directors and also at a special meeting, if notice of such proposed action is given as provided Section 10 of Article II of these By-laws.


                            ARTICLE IX.
                            -----------

                                Seal
                                ----

         The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures "Incorporated 1993 Delaware", or words and figures of similar import. The seal or a facsimile thereof may be impressed or affixed or reproduced or other use made thereof by the Secretary or any Assistant Secretary or any other officer authorized by the Board.



                            ARTICLE X.
                            ----------

                           Fiscal Years
                           ------------

         The fiscal year of the Corporation shall end on the thirty-first day of October in each year.


                            ARTICLE XI.
                            ------------

                         Waiver of Notices
                         -----------------

         Whenever any notice whatever is required to be given by these By-laws or by the Certificate of Incorporation of the Corporation or by the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

         <PAGE 16>
                            ARTICLE XII.
                            ------------

                          Indemnification
                          ---------------

         Section 1. Coverage. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation (which term shall include any predecessor corporation of the Corporation) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans ("indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided however, that, except as provided in Section 2 of this Article XII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article XII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the Delaware General Corporation law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article XII or otherwise.

         <PAGE 17>

         Section 2. Claims. If a claim under Section 1 of this Article XII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty
(20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover payments by the Corporation of expenses incurred by an indemnitee in defending in his or her capacity as a director or officer, a proceeding in advance of its final disposition, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the indemnitee to enforce a right to indemnification hereunder (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) or by the Corporation to recover payments by the Corporation of expenses incurred by an indemnitee in defending, in his or her capacity as a director or officer, a proceeding in advance of its final disposition, the burden of proving that the indemnitee is not entitled to be indemnified under this Article XII or otherwise shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation law, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall be a presumption that the indemnitee has not met the applicable standard of conduct, or in the case of such an action brought by the indemnitee, be a defense to the action.

         Section 3. Rights Not Exclusive. The rights conferred on any person by Sections 1 and 2 of this Article XII shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation law.

         Section 5. Employees. Persons who are not included as indemnities under Section 1 of this Article XII but are employees of the Corporation or any subsidiary may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

         <PAGE 18>

                            ARTICLE XIII.
                            -------------


                              Amendments
                              ----------

         These By-laws as they shall be at any time may be amended, altered or repealed by the Board of Directors at any regular meeting of the Board of Directors or at any special meeting if the proposed amendment, alteration or repeal is stated in the notice of the special meeting; but any by-laws made by the Board may be altered, amended or repealed by the stockholders in the manner provided in the Certificate of Incorporation of the Corporation.


                            ARTICLE XIV.
                            ------------

                         National Emergency
                         ------------------

         Section 1.  Definition and Application.  For the purposes of this
Article XIV the term "national emergency" is defined as an emergency situation resulting from an attack upon the United States, a nuclear disaster within the United States, a catastrophe, or other emergency condition, as a result of which attack, disaster, catastrophe or emergency condition a quorum of the Board of Directors cannot readily be convened for action. Persons not directors of the Corporation may conclusively rely upon the determination by the Board of Directors of the Corporation, at a meeting held or purporting to be held pursuant to this Article XIV that a national emergency as hereinabove defined exists regardless of the correctness of such determination made or purporting to be made as hereinafter provided. During the existence of a national emergency the provisions of this Article XIV shall become operative, but, to the extent not inconsistent with such provisions, the other provisions of these By-laws shall remain in effect during any national emergency and upon its termination the provisions of this Article XIV shall cease to be operative.

         Section 2. Meetings, etc. When it is determined in good faith by any director that a national emergency exists, special meetings of the Board of Directors may be called by such director. The director calling any such special meeting shall make a reasonable effort to notify all other directors of the time and place of such special meeting, and such effort shall be deemed to constitute the giving of notice of such special meeting, and every director shall be deemed to have waived any requirement, of law or otherwise, that any other notice of such special meeting be given. At any such special meeting two directors shall constitute a quorum for the transaction of business including without limiting the generality hereof the filling of vacancies among directors and officers of the Corporation and the election of additional Executive Officers, Assistant Controllers, Assistant Secretaries and Assistant Treasurers. The act of a majority of the directors present thereat shall be the act of the Board of Directors. If at any such special meeting of the Board of Director there shall be only one director present, such director present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given of any such adjournment.

         <PAGE 19>

         The directors present at any such special meeting shall make reasonable effort to notify all absent directors of any action taken thereat, but failure to give such notice shall not affect the validity of the action taken at any such meeting. All directors, officers, employees and agents of, and all persons dealing with, the Corporation, if acting in good faith, may conclusively rely upon any action taken at any such special meeting.

         Section 3. Amendment. The Board of Directors shall have the power to alter, amend, or repeal any of these By-laws by the affirmative vote of at least two-thirds (2/3) of the directors present at any special meeting attended by two (2) or more directors and held in the manner prescribed in Section 2 of this Article XIV, if it is determined in good faith by said two-thirds (2/3) that such alteration, amendment or repeal would be conducive to the proper direction of the Corporation's affairs.

         Section 4. Chief Executive and Operating Officers. If during the existence of a national emergency, the Chairman of the Board and Chief Executive Officer becomes incapacitated, cannot by reasonable effort be located or otherwise is unable or unavailable to perform the duties of his or her office, the President and Chief Operating Officer is hereby designated also as Chairman of the Board and Chief Executive Officer and will act as both Chief Executive Officer and Chief Operating Officer. If, during the existence of a national emergency, the President and Chief Operating Officer becomes incapacitated or unavailable to perform the duties of his office, the Chairman of the Board and Chief Executive Officer is hereby designated also as President and Chief Operating Officer and will act as both Chief Executive Officer and Chief Operating Officer. If both the Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer are unable to perform the duties of their offices, the senior available officer of the Corporation is hereby designated as Chairman of the Board and Chief Executive Officer and President and Chief Operating Officer, the seniority of such officer to be determined in order of rank of office and within the same rank by the date on which he or she was first elected or appointed to such office.

         Section 5. Substitute Directors. To the extent required to constitute a quorum at any meeting of the Board of Directors during a national emergency, the officers of the Corporation who are present shall be deemed, in order of rank of office and within the same rank in order of election or appointment of such offices, directors for such meeting.